Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Company	State of Organization

OLP Texas, Inc.	Texas
OLP-TSA Georgia, Inc.	Georgia
OLP Dixie Drive Houston, Inc.	Texas
OLP Greenwood Village, Colorado, Inc.	Colorado
OLP Ft. Myers, Inc.	Florida
OLP Rabro Drive Corp.	New York
OLP Columbus, Inc.	Ohio
OLP Mesquite, Inc.	Texas
OLP South Highway Houston, Inc.	Texas
OLP Selden, Inc.	New York
OLP Palm Beach, Inc.	Florida
OLP New Hyde Park, Inc.	New York
OLP Champaign, Inc.	Illinois
OLP Batavia, Inc.	New York
OLP Hanover PA, Inc.	Pennsylvania
OLP Grand Rapids, Inc.	Michigan
OLP El Paso, Inc.	Texas
OLP Plano, Inc.	Texas
OLP Baltimore, MD, Inc.	Maryland
OLP Hauppauge, LLC	New York
OLP Ronkonkoma, LLC	New York
OLP Plano 1, L.P.	Texas
OLP El Paso 1, L.P.	Texas
OLP Plano, LLC	Delaware
OLP El Paso 1, LLC	Delaware
OLP Hanover 1, LLC	Pennsylvania
OLP Theaters, LLC	Delaware
OLP Movies, LLC	Delaware
OLP Tucker, LLC	Georgia
OLP Lake Charles, LLC	Louisiana
OLP Marcus Drive, LLC	New York
OLP Sommerville, LLC	Massachusetts
OLP Newark, LLC	Delaware
OLP Texas, LLC	Delaware
OLP GP Inc.	Texas
OLP Texas 1, L.P.	Texas
OLP Los Angeles, Inc.	California
OLP Chula Vista Corp.	California
OLP Knoxville LLC	Tennessee
OLP Athens LLC	Delaware
OLP NNN Manager LLC	Delaware
OLP Greensboro LLC	Delaware
OLP South Milwaukee Manager LLC	Delaware
OLP Onalaska LLC	Delaware
OLP Saint Cloud LLC	Minnesota
OLP CC Antioch LLC	Tennessee

Company	State of Organization

OLP CC Fairview Heights LLC	Illinois
OLP CC Ferguson LLC	Missouri
OLP CC St. Louis LLC	Missouri
OLP CC Florence LLC	Kentucky
OLP Tomlinson LLC	Pennsylvania
OLP Parsippany LLC	Delaware
OLP Veterans Highway LLC	New York
OLP Haverty’s LLC	Delaware
OLP Havertportfolio L.P.	Delaware
OLP Havertportfolio GP LLC	Delaware
OLP Maine LLC	Delaware
OLP 6609 Grand LLC	Delaware
OLP Savannah LLC	Delaware
OLP Baltimore LLC	Delaware
OLP LA-MS LLC	Delaware